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                                                                     Exhibit 5.2



[HALL & EVANS LETTERHEAD]                         1200 17th Street, Suite 1700
                                                  Denver, Colorado 80202
                                                  Phone: 303/628-3300
                                                  Fax: 303/628-3368
                                                  Internet: www.hallevans.com




                                                   Jeffrey A. Bartholomew
                                                   E-Mail: barthoj@hallevans.com
                                                   Direct: (303) 628-3367
                                                   Fax: (303) 628-3368


                                November 4, 1998



Board of Directors
Rocky Mountain Internet, Inc.
1099 18th Street
30th Floor
Denver, CO  80202

Gentlemen:

    We have served as your counsel in connection with the preparation and filing with the United States Securities and Exchange Commission of a Registration Statement on Form S-1 of Rocky Mountain Internet, Inc. (the "Company"), SEC File No. 333-52731 and amendments thereto (collectively, the "Registration Statement"). You have asked this law firm to render an opinion as to certain matters listed below.

    In connection with this opinion, we have made such investigations and examined such records, including the Company's Articles of Incorporation, as amended, and corporate minutes, as we deemed necessary to the performance of our services and to give this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company. We are not qualified to practice law in any jurisdiction other than the State of Colorado.

    In giving this opinion we have assumed:

        (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

        (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopies, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents;

        (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof; and

        (d) that the performance of any obligation under any documents in any jurisdiction outside the United States will not be illegal or ineffective under the laws of that jurisdiction.

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Board of Directors
Rocky Mountain Internet, Inc.
November 4, 1998
Page 2





    Based upon the foregoing and subject to the qualifications set forth above, we are of the opinion that:

    1. All necessary corporate proceedings of the Company have been duly taken to authorize the filing of the above-referenced Registration Statement and the proposed public offering of the securities noted above in accordance with the terms of that Registration Statement.

    2. The securities to be issued upon the effectiveness of the Registration Statement will, upon the purchase, receipt of full payments, issuance and delivery thereof in accordance with the terms of the offering described in the Registration Statement, be duly and validly authorized, legally issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus included as part of the Registration Statement in connection with the matters referred to under the caption "Legal Matters."

                                             Sincerely,

                                             /s/ HALL & EVANS, L.L.C.
                                             HALL & EVANS, L.L.C.